Exhibit 99.2

COMPETITIVE TECHNOLOGIES AND BECKMAN COULTER
SIGN LICENSE AGREEMENT FOR HOMOCYSTEINE ASSAY

Fairfield, CT and Fullerton, CA (July 28, 2005) - Competitive Technologies, Inc. (AMEX: CTT) announced today that a homocysteine assay license has been granted to Beckman Coulter under CTT’s US Patent Number 4,940,658 and its foreign counterparts relating to homocysteine medical tests.

Elevated levels of homocysteine resulting from Vitamin B12 and folate deficiency may be a risk factor in heart attacks, strokes, blood clots, various pregnancy complications, dementia from Alzheimer’s, rheumatoid arthritis, osteoporosis and presbyopia. The homocysteine patent is derived from discoveries made by CTT’s clients, Drs. Robert Allen and Sally Stabler from the University of Colorado and the late Dr. John Lindenbaum from Columbia University.

“We are very pleased to issue this license to Beckman Coulter, a leader in the field of biomedical testing,” said Aris D. Despo, CTT’s VP Life Science Business Development. “CTT’s active homocysteine assay licensing program has been very successful. The homocysteine assay patent is a very important part of CTT’s portfolio of innovative technologies. We estimate that the number of homocysteine assays performed in the US is increasing each year, generating recurring revenues in our fiscal years 2005, 2006 and 2007.”

CTT has signed new license agreements with and is collecting royalties from companies performing most of the homocysteine assays in the marketplace. In addition to Beckman Coulter, these companies include Bayer, Abbott, Roche, Quest, Axis-Shield and Diagnostics Products. CTT has an active program of collecting royalties from all organizations involved in the homocysteine assay process.

Under the agreement, Beckman Coulter will pay an initial license fee and royalties on sales of homocysteine assay products. Beckman Coulter’s homocysteine assay customers, other than those with unsettled litigation matters, will be covered by the Beckman Coulter license from CTT. Beckman Coulter customers that have separate homocysteine licenses from CTT will be relieved of their obligation to pay royalties on reportable homocysteine results obtained using the Beckman Coulter assay by virtue of the royalty paid by Beckman Coulter to CTT. The license does not relieve Beckman Coulter customers for royalties on past or future assays for methylmalonic acid, for which CTT requires a separate license to perform such assays.

About Competitive Technologies, Inc.
Competitive Technologies, established in 1968, is a full service technology transfer and licensing provider focused on the technology needs of its customers and transforming those requirements into commercially viable solutions. CTT is a global leader in identifying, developing and commercializing innovative technologies in life, electronic, nano, and physical sciences developed by universities, companies and inventors. CTT maximizes the value of intellectual assets for the benefit of its customers, clients and shareholders. Visit CTT’s website: www.competitivetech.net

Statements about our future expectations, including development and regulatory plans, and all other statements in this press release other than historical facts are “forward-looking statements” within the meaning of applicable Federal Securities Laws, and are not guarantees of future performance. When used herein, the words “anticipate,”“believe,”“intend,”“plan,”“expect,”“estimate,”“approximate,” and similar expressions, as they relate to us or our business or management, are intended to identify such forward-looking statements. These statements involve risks and uncertainties related to market acceptance of and competition for our licensed technologies, growth strategies, operating performance, industry trends, and other risks inherent in our business, including those set forth in Item 7 under the caption “Risk Factors,” in our most recent Annual Report on Form 10-K filed with the SEC on October 29, 2004, and other factors that may be described in our other filings with the SEC, and are subject to change at any time. Our actual results could differ materially from these forward-looking statements. We undertake no obligation to update publicly any forward-looking statement.

Direct inquiries to:	Johnnie D. Johnson, Strategic IR, Inc.	E-mail: jdjohnson@strategic-ir.com
	Tel. (212) 754-6565; Fax (212) 754-4333	E-mail: ctt@competitivetech.net